UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2013

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 28, 2013, Landstar System Holdings, Inc., a Delaware corporation (“LSH”) and a direct, wholly owned subsidiary of Landstar System, Inc. (the “Company”), completed the previously announced sale (the “Transaction”) of all of the issued and outstanding equity interests of Landstar Supply Chain Solutions, Inc., a Delaware corporation, including its wholly owned subsidiary Landstar Supply Chain Solutions LLC (collectively, “LSCS”), to XPO Logistics, Inc., a Delaware corporation (“XPO”). XPO paid a purchase price of $87 million in cash (the “Purchase Price”) as consideration for its acquisition of LSCS. The Purchase Price is subject to adjustment, including decrease by the amount of Closing Date Indebtedness, and increase or decrease, as the case may be, by the Working Capital Adjustment Amount, if any, as those terms are defined in and calculated under the stock purchase agreement entered into on December 10, 2013 by and among LSH, LSCS and XPO (the “XPO Agreement”) as amended by the Letter Agreement, dated as of December 27, 2013, by and among LSH, LSCS and XPO (the “Letter Agreement”). The foregoing description of the XPO Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the XPO Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Form 8-K filed on December 12, 2013, which is hereby incorporated by reference, and the full text of the Letter Agreement, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.

Item 8.01 Other Events.

A press release announcing the completion of the acquisition of LSCS by XPO was issued by the Company on December 30, 2013, a copy of which is included as Exhibit 99.2 hereto and hereby incorporated by reference.

Selected Consolidated Financial Data of Landstar System, Inc. for fiscal years ended December 26, 2009, December 25, 2010, December 31, 2011 and December 29, 2012 and the thirty-nine week period ended September 28, 2013 are included as Exhibit 99.3 hereto and hereby incorporated by reference. As a result of the Transaction, the Company is treating LSCS as a discontinued operation effective December 28, 2013.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this Current Report on Form 8-K that are not based on historical facts are “forward-looking statements.” This Current Report on Form 8-K contains forward-looking statements, such as statements which relate to the Company’s plans and expectations. Terms such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in our computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; acquired businesses; intellectual property; and other operational, financial or legal risks or uncertainties detailed in the Company’s Form 10-K for the 2012 fiscal year (described in Item 1A “Risk Factors”), the Company’s Form 10-Q filed on November 1, 2013 or in the Company’s other Securities and Exchange Commission filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information related to the Transaction is included as Exhibit 99.4 hereto and hereby incorporated by reference.

(d)	Exhibits

Exhibit 99.1 - Letter Agreement, dated December 27, 2013, by and among Landstar System Holdings, Inc., Landstar Supply Chain Solutions, Inc. and XPO Logistics, Inc.

Exhibit 99.2 – Press Release of Landstar System, Inc., dated December 30, 2013

Exhibit 99.3 - Selected Consolidated Financial Data of Landstar System, Inc.

Exhibit 99.4 - Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: January 3, 2014	By:	/s/ James B. Gattoni
	Name:	James B. Gattoni
	Title:	Executive Vice President and Chief Financial Officer